UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2014

AlphaPoint Technology, Inc
(Exact name of registrant as specified in its charter)

Delaware	333-173028	26-3748249
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6371 Business Blvd. Suite 200 Sarasota, FL	34240
(address of principal executive offices)	(zip code)

941-907-8822
(registrant’s telephone number, including area code)

Not Applicable
(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8---Other Events

Item 8.01. Other Events

On September 18, 2014, AlphaPoint Technology, Inc. (“APT”) entered into an Original Equipment Manufacturer Agreement (the “OEM Agreement”) with Modius Inc., (“Modius”) a Delaware Corporation, with its Headquarters in San Francisco, CA.

APT has developed and owns, publishes, markets, licenses and distributes, directly or through its VAR/OEM channel partners, an IT asset management suite of software programs and modules under the AssetCentral™ brand (the “Programs”) with supporting documentation (the “Documentation”).

The OEM Agreement provides Modius with a non-exclusive, non-transferable and worldwide license to market, distribute and sub-license the APT Programs and Documentation to its enterprise customers and resellers, in combination with its OpenData™ and other Modius products.

There are no relationships between the Company or its affiliates and Modius or its affiliates, other than in respect of this Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AlphaPoint Technology, Inc.

Dated: September 22, 2014	/s/ Gary Macleod
Gary Macleod
Chief Executive Officer

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